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                                                                     EXHIBIT 4.1


                                ANDOVER.NET, INC.
                             1999 STOCK OPTION PLAN


        1. Purpose of the Plan.

        This stock option plan (the "Plan") is intended to encourage ownership of the stock of Andover.Net, Inc., a Delaware corporation (the "Company") by employees, consultants and advisors of the Company and its subsidiaries, to induce qualified personnel to enter and remain in the employ of the Company or its subsidiaries and otherwise to provide additional incentive for optionees to promote the success of its business.

        2. Stock Subject to the Plan.

        (a) The total number of shares of the authorized but unissued or Treasury shares of the common stock, par value $.01 per share, of the Company ("Common Stock") for which options may be granted under the Plan shall not exceed eighty six thousand four hundred (86,400) shares, subject to adjustment as provided in Section 12 hereof.

        (b) If an option granted hereunder shall expire or terminate for any reason without having vested fully or having been exercised in full, the unvested and/or unpurchased shares subject thereto shall again be available for subsequent option grants under the Plan.

        (c) Stock issuable upon exercise of an option granted under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Committee.

        3. Administration of the Plan.

        At the discretion of the Company's Board of Directors, the Plan shall be administered either (i) by the full Board of Directors of the Company or (ii) by a committee (the "Committee") consisting of two or more members of the Company's Board of Directors. In the event the full Board of Directors is the administrator of the Plan, references herein to the Committee shall be deemed to include the full Board of Directors. The Board of Directors may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in

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office and may fill vacancies on the Committee however caused. The Committee shall choose one of its members as Chairman and shall hold meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum and any action may be taken by a majority of those present and voting at any meeting.

        Any action may also be taken without the necessity of a meeting by a written instrument signed by a majority of the Committee. The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Committee shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Committee member shall be liable for any action or determination made in good faith.

        4. Type of Options.

        Options granted pursuant to the Plan shall be authorized by action of the Committee and may be designated as either incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options which are not intended to meet the requirements of such Section 422 of the Code, the designation to be in the sole discretion of the Committee. The Plan shall be administered by the Committee in such manner as to permit options to qualify as incentive stock options under the Code.

        5. Eligibility.

        Options designated as incentive stock options shall be granted only to employees (including officers and directors who are also employees) of the Company or any of its subsidiaries, including subsidiaries which become such after adoption of the Plan. Options designated as non-qualified options may be granted to officers, employees, consultants, advisors and directors of the Company or of any of its subsidiaries, including subsidiaries which become such after adoption of the Plan. "Subsidiary" or "subsidiaries" shall be as defined in Section 424 of the Code and the Treasury Regulations promulgated thereunder (the "Regulations").

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        The Committee shall, from time to time, at its sole discretion, select from such eligible individuals those to whom options shall be granted and shall determine the number of shares to be subject to each option. In determining the eligibility of an individual to be granted an option, as well as in determining the number of shares to be granted to any individual, the Committee in its sole discretion shall take into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Committee may deem relevant.

        No option designated as an incentive stock option shall be granted to any employee of the Company or any subsidiary if such employee owns, immediately prior to the grant of an option, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of a parent or a subsidiary, unless the purchase price for the stock under such option shall be at least 110% of its fair market value at the time such option is granted and the option, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling. In determining the fair market value under this paragraph, the provisions of Section 7 hereof shall apply.

        The maximum number of shares of the Company's Common Stock with respect to which an option or options may be granted to any employee in any calendar year shall not exceed eighty six thousand four hundred (86,400) shares, taking into account shares subject to options granted and terminated, or repriced, during such calendar year.

        6. Option Agreement.

        Each option shall be evidenced by an option agreement (the "Agreement") duly executed on behalf of the Company and by the optionee to whom such option is granted, which Agreement shall comply with and be subject to the terms and conditions of the Plan. The Agreement may contain such other terms, provisions and conditions which are not inconsistent with the Plan as may be determined by the Committee, provided that options designated as incentive stock options shall meet all of the conditions for incentive stock options as defined in Section 422 of the Code. The date of grant of an option shall be as determined by the Committee. More than one option may be granted to an individual.

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        7. Option Price.

        The option price or prices of shares of the Company's Common Stock for options designated as non-qualified stock options shall be as determined by the Committee. The option price or prices of shares of the Company's Common Stock for incentive stock options shall be not less than the fair market value of such Common Stock at the time the option is granted as determined by the Committee in accordance with the Regulations promulgated under Section 422 of the Code. If such shares are then listed on any national securities exchange, the fair market value shall be the mean between the high and low sales prices, if any, on the largest such exchange on the date of the grant of the option or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then listed on any such exchange, the fair market value of such shares shall be the mean between the high and low sales prices, if any, as reported in the National Association of Securities Dealers Automated Quotation National Market ("NASDAQ/NM") for the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then either listed on any such exchange or quoted in NASDAQ/NM, the fair market value shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported in the National Daily Quotation Service for the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Committee.

        8.     Manner of Payment; Manner of Exercise.

        (a) Options granted under the Plan may provide for the payment of the exercise price, as determined by the Committee, and as set forth in the Option Agreement, by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such options, (ii) shares of Common Stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, (iii) any combination of (i) and (ii), provided, however, that payment of the exercise price by delivery of shares of Common Stock

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of the Company owned by such optionee may be made only if such payment does not result in a charge to earnings for financial accounting purposes as determined by the Committee or (iv) by delivery of a properly executed exercise notice to the Company, together with a copy of irrevocable instruments to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. The fair market value of any shares of the Company's Common Stock which may be delivered upon exercise of an option shall be determined by the Committee in accordance with Section 7 hereof. To facilitate clause (iv) above, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The date of exercise shall be the date of delivery of such exercise notice or payment.

        (b) To the extent that the right to purchase shares under an option has accrued and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the option, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares as provided in subparagraph (a) above. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the person or persons exercising the option at such time, during ordinary business hours, not more than ten (10) days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option. Upon exercise of the option and payment as provided above, the optionee shall become a shareholder of the Company as to the Shares acquired upon such exercise.

        9. Exercise of Options.

        Each option granted under the Plan shall, subject to Section 10(b) and
Section 12 hereof, be exercisable at such time or times and during such period as determined by the Committee which shall be set forth in the Agreement; provided, however, that no option granted under the Plan shall have a term in excess of ten (10) years from the date of grant.

        To the extent that an option to purchase shares is not exercised by an optionee when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period. No partial exercise may be made for less than fifty (50) full shares of Common Stock.

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        Notwithstanding the foregoing, the Committee may in its discretion accelerate the exercisability of any option subject to such terms and conditions as the Committee deems necessary and appropriate.

        10.    Term of Options; Exercisability.

               (a) Term.

               (1) Each option shall expire not more than ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as herein provided.

               (2) Except as otherwise provided in this Section 10, an option granted to any employee optionee who ceases to be an employee of the Company or one of its subsidiaries shall terminate 60 days after the date such optionee ceases to be an employee of the Company or one of its subsidiaries, or on the date on which the option expires by its terms, whichever occurs first.

               (3) If such termination of employment is because of dismissal for cause or because the employee is in breach of any employment agreement, such option will terminate on the date the optionee ceases to be an employee of the Company or one of its subsidiaries.

               (4) If such termination of employment is because the optionee has become permanently disabled (within the meaning of Section 22(e)(3) of the Code), such option shall terminate on the last day of the twelfth month from the date such optionee ceases to be an employee, or on the date on which the option expires by its terms, whichever occurs first.

               (5) In the event of the death of any optionee, any option granted to such optionee shall terminate on the last day of the twelfth month from the date of death, or on the date on which the option expires by its terms, whichever occurs first.

               (6) Notwithstanding subparagraphs (2), (3), (4) and (5) above, the Committee shall have the authority to extend the expiration date of any outstanding option in circumstances in which it deems such action to be appropriate, provided that no such extension shall extend the term of an option beyond the date on which the option would have expired if no termination of the optionee's employment had occurred.

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        (b) Exercisability.

            (1) Except as provided below, an option granted to an employee optionee who ceases to be an employee of the Company or one of its subsidiaries shall be exercisable only to the extent that the right to purchase shares under such option has accrued and is in effect on the date such optionee ceases to be an employee of the Company or one of its subsidiaries.

            (2) An option granted to an employee optionee who ceases to be an employee of the Company or one of its subsidiaries because he or she has become permanently disabled, as defined in Section 22(e)(3) of the Code, shall be exercisable by such person or his or her legal representative only to the extent that the right to purchase shares under such option has accrued and is in effect on the date such optionee ceases to be an employee of the Company or one of its subsidiaries.

            (3) In the event of the death of any optionee, the option granted to such optionee may be exercised only to the extent that the right to purchase shares under such option is accrued and is in effect on the date of the death of such optionee by the estate of such optionee, or by any person or persons who acquired the right to exercise such option by bequest or inheritance or by reason of the death of such optionee.

        11. Options Not Transferable.

        The right of any optionee to exercise any option granted to him or her shall not be assignable or transferable by such optionee otherwise than by will or the laws of descent and distribution, except that an optionee may transfer options that are not incentive stock options granted under Plan to the optionee's spouse or children or to a trust or family limited partnership or similar organization established for the sole benefit of one or more of the optionee, the optionee's spouse or the optionee's children; provided, that prior to any registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), no optionee shall assign or transfer any option if the result of such assignment or transfer shall be to increase, upon exercise of the option, the total number of holders of Common Stock without the prior written consent of the Committee, which consent may be withheld by the Committee if it reasonably believes that withholding such consent will reduce the likelihood that the Company would be required to register its Common Stock under the Securities Act. Incentive stock options shall be exercisable during the lifetime of such optionee only by him/her. Any option granted under the Plan shall be null and void and without effect upon the bankruptcy of the optionee to whom the

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option is granted, or upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, trustee process or similar process, whether legal or equitable, upon such option.

        12. Recapitalizations, Reorganizations and the Like.

        (a) In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which options may be granted under the Plan and as to which outstanding options or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the optionee shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share.

        (b) In addition, unless otherwise determined by the Committee in its sole discretion, in the case of any (i) sale or conveyance to another entity of all or substantially all of the property and assets of the Company, including, without limitation, by way of merger or consolidation, or (ii) Change in Control (as hereinafter defined) of the Company, the purchaser(s) of the Company's assets or stock may, in his, her or its discretion, deliver to the optionee the same kind of consideration that is delivered to the shareholders of the Company as a result of such sale, conveyance or Change in Control, the Committee may cancel all outstanding options in exchange for consideration in cash or in kind which consideration shall be equal in value to the value of those shares of stock or other securities the optionee would have received had the option been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the option price therefor. Upon receipt of such consideration by the optionee, his or her option shall immediately terminate and be of no further force and effect. The value of the stock or other securities the optionee would have received if the option had been exercised shall be determined in good faith by the Committee, and in the case of shares of the Common Stock of the Company, in accordance with the provisions of Section 7 hereof. The Committee shall also have the power and right to accelerate the exercisability of any options, notwithstanding any limitations in this Plan or in the Agreement upon such a sale,

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conveyance or Change in Control. Upon such acceleration, any options or portion thereof originally designated as incentive stock options that no longer qualify as incentive stock options under Section 422 of the Code as a result of such acceleration shall be redesignated as non-qualified stock options. A "Change in Control" shall be deemed to have occurred if any person, together with all affiliates of such person or persons, who prior to such time owned less than thirty percent (30%) of the then outstanding Common Stock of the Company, shall acquire, whether by purchase, exchange, tender offer, merger, consolidation or otherwise, such additional shares of the Company's Common Stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person and affiliates beneficially own fifty percent (50%) or more of the Company's Common Stock outstanding; provided, that in no event shall the consummation of an initial public offering by the Company constitute a Change of Control.

        (c) Upon dissolution or liquidation of the Company, all options granted under this Plan shall terminate, but each optionee (if at such time in the employ of or otherwise associated with the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her option to the extent then exercisable.

        (d) No fraction of a share shall be purchasable or deliverable upon the exercise of any option, but in the event any adjustment hereunder of the number of shares covered by the option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

        13. No Special Employment Rights.

        Nothing contained in the Plan or in any option granted under the Plan shall confer upon any option holder any right with respect to the continuation of his or her employment by the Company (or any subsidiary) or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the option holder from the rate in existence at the time of the grant of an option. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee at the time.

        14. Withholding.

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        The Company's obligation to deliver shares upon the exercise of any option granted under the Plan and any payments or transfers under Section 12 hereof shall be subject to the option holder's satisfaction of all applicable Federal, state and local income, excise, employment and any other tax withholding requirements.

        15. Restrictions on Issue of Shares.

        (a) Notwithstanding the provisions of Section 8, the Company may delay the issuance of shares covered by the exercise of an option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

            (i) The shares with respect to which such option has been exercised are at the time of the issue of such shares effectively registered or qualified under applicable Federal and state securities acts now in force or as hereafter amended; or

            (ii) Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration and qualification under applicable Federal and state securities acts now in force or as hereafter amended.

        (b) It is intended that all exercises of options shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares in respect of which any option may be exercised, except as otherwise agreed to by the Company in writing.

        16. Purchase for Investment; Rights of Holder on Subsequent
Registration.

        Unless the shares to be issued upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any option unless the person who exercises such option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the option for his or her own account as an investment and not with a view

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to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued. In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the Securities Act of 1933 or other applicable statutes any shares with respect to which an option shall have been exercised, or to qualify any such shares for exemption from the Securities Act of 1933 or other applicable statutes, then the Company may take such action and may require from each optionee such information in writing for use in any registration statement, supplementary registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors and controlling persons from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

        17. Loans.

        The Company may make loans to optionees to permit them to exercise options. If loans are made, the requirements of all applicable Federal and state laws and regulations regarding such loans must be met.

        18. Modification of Outstanding Options.

        The Committee may authorize the amendment of any outstanding option with the consent of the optionee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of this Plan.

        19. Approval of Stockholders.

        The Plan shall be subject to approval by the vote of stockholders holding at least a majority of the voting stock of the Company present, or represented, and entitled to vote at a duly held stockholders' meeting, or by written consent of the stockholders as provided for under applicable state law, within twelve (12) months after the adoption of the Plan by the Board of Directors and shall take effect as of the date of adoption by the Board of Directors upon such approval. The

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Committee may grant options under the Plan prior to such approval, but any such option shall become effective as of the date of grant only upon such approval and, accordingly, no such option may be exercisable prior to such approval.

        20. Termination and Amendment.

        Unless sooner terminated as herein provided, the Plan shall terminate ten (10) years from the date upon which the Plan was duly adopted by the Board of Directors of the Company. The Board of Directors may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that except as provided in this Section 20, the Board of Directors may not, without the approval of the stockholders of the Company obtained in the manner stated in Section 19, increase the maximum number of shares for which options may be granted or change the designation of the class of persons eligible to receive options under the Plan, or make any other change in the Plan which requires stockholder approval under applicable law or regulations.

        21. Reservation of Stock.

        The Company shall at all times during the term of the Plan reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of the Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

        22. Limitation of Rights in the Option Shares.

        An optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the options except to the extent that the option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued theretofore and delivered to the optionee.

        23. Notices.

        Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business, attention: President, and, if to an optionee, to the address as appearing on the records of the Company.


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                                ANDOVER.NET, INC.
                             STOCK OPTION AGREEMENT
                          UNDER 1999 STOCK OPTION PLAN
                             INCENTIVE STOCK OPTION


        AGREEMENT entered into as of the date set forth on the signature page hereto by and between Andover.Net, Inc., a Delaware corporation with a principal place of business in Acton, Massachusetts (the "Company"), and the undersigned employee of the Company (or one of its subsidiaries) (the Company and its subsidiaries herein together referred to as the "Company") (the "Employee").

        A. The Company desires to grant the Employee an incentive stock option under the Company's 1999 Stock Option Plan (the "Plan") to acquire shares of the Company's Common Stock, par value $.01 per share (the "Shares").

        B. Section 6 of the Plan provides that each option is to be evidenced by an option agreement, setting forth the terms and conditions of the option.

        ACCORDINGLY, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Employee hereby agree as follows:

        1. Grant of Option. The Company hereby irrevocably grants under the Plan and subject to the terms and conditions of the Plan to the Employee an incentive stock option (the "Option") to purchase all or any part of an aggregate of the number of Shares set forth below the Employee's name on the signature page hereto, on the terms and conditions hereinafter set forth.

        2. Purchase Price. The per share purchase price ("Purchase Price") for the Shares covered by the Option shall be as set forth below the Employee's name on the signature page hereto.


        3. Time of Exercise of Option.

            (a) The Option shall not be exercisable prior to the first anniversary of the Grant Date set forth below the Optionee's name on the signature page hereto (the "Grant Date"). Thereafter, subject to the provisions of this Agreement and of the Plan, the Option shall only be exercisable as follows: on the first anniversary of the Grant Date (the "First Anniversary Date"), twenty-five percent (25%) of the Shares shall vest. Thereafter, additional Shares shall vest on a monthly basis, in arrears, beginning at the end of each month after the First Anniversary Date, in increments of 2.0833% of the Shares, such that by the fourth anniversary of the Grant Date all Shares shall vest; provided, however, that no option granted under the Plan shall have a term in excess of ten (10) years from the date of grant. The end of a month shall for purposes hereof be the same day of the month as the day of the month on which falls the First Anniversary Date, or if not one in a particular month, the last day of such month.

            (b) In the event of a Change of Control (as hereinafter defined), the Employee will automatically receive accelerated vesting such that fifty percent (50%) of the unvested portion of the Option shall be vested upon such Change of Control. In addition, the unvested portion of the Option shall continue to vest as otherwise provided in this Section 3. For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if any of the following conditions have occurred: (1) the merger or consolidation of the Company with another entity, where the Company is not the surviving entity and where after the merger or consolidation (i) its stockholders prior to the merger or consolidation hold less than 50% of the voting stock of the surviving entity and (ii) its Directors prior to the merger or consolidation are less than a majority of the Board of the surviving entity; (2) the sale of all or substantially all of the Company's assets to a third party and subsequent to the transaction (i) its stockholders hold less than 50% of the stock of said third party and (ii) its Directors are less than a majority of the Board of said third party; or (3) a transaction or series of related transactions, including a merger of the Company with another entity where the Company is the surviving entity, whereby (i) 50% or more of the voting stock of the Company after the transaction(s) is owned actually or beneficially by parties who held less than thirty percent (30%) of the voting stock, actually or beneficially, prior to the transaction(s) and (ii) its Board of Directors after the transaction(s) or within 60 days thereof, is comprised of less than a majority of the Directors serving prior to the transaction(s); provided, that in no event shall the consummation of an initial public offering by the Company constitute a Change of Control.

        4. Term of Options; Exercisability.

            (a) Term.

                (1) Each Option shall expire not more than ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as herein provided.

                (2) Except as otherwise provided in this Section 4, if the Employee ceases to be an employee of the Company, the Option granted to the Employee hereunder shall terminate on the last day of the third month after the date such Employee ceases to be an employee of the Company, or on the date on which the Option expires by its terms, whichever occurs first.

                (3) If such termination of employment is because of dismissal for cause or because the Employee is in breach of any employment agreement, such Option will terminate on the date the Employee ceases to be an employee of the Company.

                (4) If such termination of employment is because the Employee has become permanently disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code")), such Option shall terminate on the last day of the twelfth month from the date such Employee ceases to be an employee, or on the date on which the Option expires by its terms, whichever occurs first.

                (5) In the event of the death of the Employee, the Option granted to such Employee shall terminate on the last day of the twelfth month from the date of death, or on the date on which the Option expires by its terms, whichever occurs first.

            (b) Exercisability.

                (1) Except as provided below, if the Employee ceases to be an employee of the Company, the Option granted to the Employee hereunder shall be exercisable only to the extent that the right to purchase Shares under such Option has accrued and is in effect on the date such Employee ceases to be an employee of the Company. No partial exercise may be made for less than one hundred (100) full Shares (or all such Shares, if fewer that 100).

                (2) If the Employee ceases to be an employee of the Company because he or she has become permanently disabled, as defined above, the Option granted to the Employee hereunder shall be exercisable only to the extent that the right to purchase Shares under such Option has accrued and is in effect on the date that such Employee ceases to be an employee of the Company.

                (3) In the event of the death of the Employee, the Option granted to such Employee may be exercised only to the extent that the right to purchase such Shares under such Option has accrued and is in effect on the date of the death of the Employee, by the estate of such Employee, or by any person or persons who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of such Employee.


        5. Manner of Exercise of Option.

            (a) To the extent that the right to exercise the Option has accrued and is in effect, the Option may be exercised in full or in part by giving written notice to the Company stating the number of Shares exercised and accompanied by payment in full for such Shares. Payment may be either (i) wholly in cash or certified check payable to the order of the Company, (ii) in whole or in part in Shares already owned by the person exercising the Option, valued at fair market value, or (iii) any combination of (i) and (ii), provided, however, that payment of the exercise price by delivery of Shares owned by such optionee may be made only if such payment does not result in a charge to earnings for financial accounting purposes as determined by the Board of Directors. Upon such exercise, delivery of a certificate for paid-up, non-assessable Shares shall be made at the principal office of the Company to the person exercising the Option, not more than thirty (30) days from the date of receipt of the notice by the Company.

            (b) The Company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Option.

        6. Non-Transferability. The right of the Employee to exercise the Option shall not be assignable or transferable by the Employee otherwise than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Employee only by him or her. The Option shall be null and void and without effect upon the bankruptcy of the Employee or upon any attempted assignment or transfer, except as hereinabove provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, trustee process or similar process, whether legal or equitable, upon the Option.

        7. Representation Letter and Investment Legend.

            (a) In the event that for any reason the Shares to be issued upon exercise of the Option shall not be effectively registered under the Securities Act of 1933, as amended (the "1933 Act"), upon any date on which the Option is exercised in whole or in part, the person exercising the Option shall give a written representation to the Company in the form attached hereto as Exhibit 1 and the Company shall place an "investment legend", so-called, as described in
Exhibit 1, upon any certificate for the Shares issued by reason of such exercise.

            (b) The Company shall be under no obligation to qualify Shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of Shares.

        8. Adjustments on Changes in Recapitalization, Re-organization and the Like. Adjustments on changes in recapitalization, reorganization and the like shall be made in accordance with Section 12 of the Plan, as in effect on the date of this Agreement.

        9. No Special Employment Rights. Nothing contained in the Plan or this Agreement shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment of the Employee for the period within which this Option may be exercised. However, during the period of the Employee's employment, the Employee shall render diligently and faithfully the services which are assigned to the Employee from time to time by the Board of Directors or by the executive officers of the Company and shall at no time take any action which directly or indirectly would be inconsistent with the best interests of the Company.

        10. Rights as a Stockholder. The Employee shall have no rights as a stockholder with respect to any Shares which may be purchased by exercise of this Option unless and until a certificate or certificates representing such Shares are duly issued and delivered to the Employee upon due exercise of the Option. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

        11. Withholding Taxes. Whenever Shares are to be issued upon exercise of this Option, the Company shall have the right to require the Employee to remit to the Company an amount sufficient to satisfy all Federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.

        12. Execution of Stockholders' Agreement. The Employee acknowledges that the Option, and the Shares issuable upon the exercise thereof, are subject to certain transfer restrictions, call provisions and other restrictions, as more fully set forth in that certain Third Amended and Restated Stockholders Agreement dated September 15, 1999 among the Company and its stockholders (the "Stockholders' Agreement"). The Employee further acknowledges and agrees that the Option, and any exercise hereof, shall not be effective unless and until the Employee shall have executed and delivered to the Company a counterpart signature page to the Stockholders' Agreement evidencing such Employee's agreement to be bound by the terms thereof.

        13. Qualification under Section 422. It is understood and intended that the Option granted hereunder shall qualify as an "incentive stock option" as defined in Section 422 of the Code. Accordingly, the Employee understands that in order to obtain the benefits of an incentive stock option under Section 421 of the Code, no sale or other disposition may be made of any Shares acquired upon exercise of the Option within the one-year period beginning on the day after the day of the transfer of such Shares to him or her, nor within the two-year period beginning on the day after the grant of the Option. If the Employee intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of any such Shares within said periods, he or she will notify the Company within thirty (30) days after such disposition.

                  [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its corporate seal to be hereto affixed by its officer thereunto duly authorized, and the Employee has hereunto set his or her hand and seal, all as of the day and year set forth below.


                                                   ANDOVER.NET, INC.


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                            EMPLOYEE:


                                            ------------------------------------
                                            Name:

                                            Address:

                                            Social Security No.:

                                            Number of Shares:

                                            Purchase Price Per Share:

                                            Grant Date:

                                    EXHIBIT 1
                            TO STOCK OPTION AGREEMENT



        Andover.Net, Inc.
        50 Nagog Park
        Acton, MA  01720


        Gentlemen:

        In connection with the acquisition by me of shares of common stock, par value $.01 per share (the "Shares"), of Andover.Net, Inc., a Delaware corporation (the "Company"), I hereby represent to the Company as follows:

        (a) I hereby confirm that: (i) the Shares to be received by me will be acquired for investment only, for my own account, not as a nominee or agent and not with a view to the sale or distribution of any part thereof; and (ii) I have no current intention of selling, granting participation in or otherwise distributing the Shares. I further represent that I do not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Shares.

        (b) I understand that the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act") on the basis that the acquisition of the Shares by me and the issuance of securities by the Company to me is exempt from registration under the 1933 Act and that the Company's reliance on such exemption is predicated on my representations set forth herein.

        (c) I represent that I have, either alone or together with the assistance of a "purchaser representative" (as that term is defined in Regulation D promulgated under the 1933 Act), such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of my investment in the Company. I further represent that I am familiar with the business and financial condition, properties, operations and prospects of the Company. I further represent that I have had, prior to my acquisition of the Shares, the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the issuance and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to me or to which I have had access. I am satisfied that there is no material information concerning the condition, properties, operations and prospects of the Company of which I am unaware. I have made, either alone or together with my advisors, such independent investigation of the Company as I deem to be, or my advisors deem to be, necessary or advisable in connection with this investment.

        (d) I understand that the Shares may not be sold, transferred or otherwise disposed of without registration under the 1933 Act and applicable state securities laws, or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the 1933 Act or applicable state securities laws, the Shares must be held indefinitely. In particular, I acknowledge that I am aware that the Shares may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of that Rule are met. Among the current conditions for use of Rule 144 by certain holders is the availability to the public of current information about the Company. Such information is not now available, and the Company has no current plans to make such information available. I represent that, in the absence of an effective registration statement covering the Shares, I will not sell, transfer or otherwise dispose of the Shares.

        (e) I represent that I (i) am capable of bearing the economic risk of holding the unregistered Shares for an indefinite period of time and have adequate means for providing for my current needs and contingencies, (ii) can afford to suffer a complete loss of my investment in the Shares, and (iii) understand and have taken cognizance of all risk factors related to the acquisition of the Shares.

        (f) I understand that the acquisition of the Shares involves a high degree of risk and there will be no established market for the Company's capital stock and it is not likely that any public market for such stock will develop in the near future.

        (g) I represent that neither I nor anyone acting on my behalf has paid any commission or other remuneration to any person in connection with the acquisition of the Shares.

        (h) Independent of the additional restrictions on the transfer of the Shares contained herein, I agree that I will not make a transfer, disposition or pledge of any of the Shares other than pursuant to an effective registration statement under the 1933 Act and applicable state securities laws, unless and until: (i) I shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the disposition and (ii) if requested by the Company and at my expense or at the expense of my transferee, I shall have furnished to the Company an opinion of counsel, reasonably satisfactory (as to counsel and as to substance) to the Company and its counsel, to the effect that such transfer may be made without registration of the Shares under the 1933 Act, and applicable state securities laws.

        (i) I acknowledge that all certificates evidencing the Shares shall bear the following legend:

                              "TRANSFER RESTRICTED

               These securities have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act, or an opinion of counsel satisfactory to the Company and its counsel that such registration is not required."

        (j) The certificates evidencing the Shares shall also bear any legend required by any stockholders or other similar agreement which I am required to sign as a condition to the issuance of the Shares and any applicable state securities law.

        (k) In addition, the Company shall make a notation regarding the restrictions on transfer of the Shares in its stock books, and the Shares shall be transferred on the books of the Company only if transferred or sold pursuant to an effective registration statement under the 1933 Act and applicable state securities laws covering such Shares or pursuant to and in compliance with the provisions of the Stockholders' Agreement referenced above. A copy of this Agreement, together with any amendments thereto, shall remain on file with the Secretary of the Company and shall be available for inspection to any properly interested person without charge within five (5) days after the Company's receipt of a written request therefor.


                                Very truly yours,